                                                                    EXHIBIT 10.5



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                          LOAN AND SECURITY AGREEMENT





                             dated December 21, 2001



                                     between



                           PROBUSINESS SERVICES, INC.



                                       and



                            COMERICA BANK-CALIFORNIA





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

                           LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement is made and entered into as of December 21, 2001, by and between ProBusiness Services, Inc., a Delaware corporation ("Borrower") and Comerica Bank-California, a California banking corporation ("Lender"). Except as otherwise defined herein, initially capitalized terms used in this Agreement have the meanings assigned to them in Appendix A attached hereto.

Subject to the terms and conditions hereof, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender shall make the Loans to Borrower in an aggregate amount of up to Thirty Million Dollars ($30,000,000.00) as set forth below.

In consideration of the mutual covenants and conditions hereof, the parties agree as follows:

1. AMOUNT AND TERMS OF CREDIT

        1.1 REVOLVING LINE OF CREDIT COMMITMENT.

               1.1.1 REVOLVING LINE OF CREDIT. Subject to the terms and conditions of this Agreement, from time to time from the Closing Date to the Business Day immediately prior to the Revolving Loan Maturity Date, Lender agrees, upon Borrower's request in accordance with this Agreement, to make advances (each a "Revolving Loan," and collectively, the "Revolving Loans") to Borrower in an aggregate amount outstanding not to exceed at any one time the sum of Thirty Million Dollars ($30,000,000.00) (the "Maximum Revolving Amount").

        If at any time or for any reason, the outstanding principal amount of the Revolving Loans plus the face amount of all Letters of Credit (as defined below) issued by Lender pursuant to this Agreement and outstanding shall exceed the Maximum Revolving Amount, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Furthermore, if at any time or for any reason, the outstanding principal amount of the Revolving Loans plus the face amount of all Letters of Credit issued by Lender pursuant to this Agreement plus the outstanding principal amount of all overdrafts under the ACH/Daylight Overdraft Facility exceeds $100,000,000.00, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Borrower shall not request any Revolving Loan, Letter of Credit or overdraft from Lender which, if made, issued or allowed, would exceed the limits set forth in this paragraph.

        Any commitment of Lender, pursuant to the terms of this Agreement, to make Revolving Loans shall expire one Business Day prior to the Revolving Loan Maturity Date, subject to Lender's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Lender unless it is in writing and signed by an officer of Lender. Provided that no Event of Default has occurred and is continuing, all or any portion of the Revolving Loans advanced by Lender which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof.



                                       1.

               1.1.2 REVOLVING LOAN ACCOUNT; USE OF PROCEEDS. The amount and date of each Revolving Loan made by Lender to Borrower hereunder, the amount from time to time outstanding, the applicable interest rate in respect of each Loan, and the amount and date of any repayment hereunder, shall be noted on Lender's books and records ("Revolving Loan Account"), which shall be conclusive evidence thereof, absent manifest error; provided, however, that any failure by Lender to make any such notation, or any error in any such notation, shall not relieve Borrower of its obligations to pay to Lender all amounts owing to Lender under or pursuant to this Agreement and each of the other Loan Documents, in each case, when due in accordance with the terms hereof or thereof. Borrower shall not use the proceeds of Revolving Loans for any purpose other than Borrower's short term working capital needs, and shall not use the proceeds of any Revolving Loan to acquire fixed assets (including, but not limited to, equipment and real property).

               1.1.3 REQUESTS FOR REVOLVING LOANS/APPROVAL BY LENDER. Requests for Revolving Loans hereunder shall be in writing duly executed by Borrower, on a Notice of Borrowing Form attached hereto as Exhibit 1, and shall contain a certification setting forth the matters referred to in Subsection 1.1.1 and Subsection 1.1.2, which shall affirm that Borrower is entitled to borrow the amount of the Revolving Loan being requested. Borrower shall also submit to Lender, concurrently with the Notice of Borrowing Form, a Compliance Certificate in the form attached hereto as Exhibit 5 showing the information requested therein as of the time the Compliance Certificate is submitted and showing, on a pro forma basis, the information requested therein if the Revolving Loan requested is made.

               1.1.4 REVOLVING LOAN INTEREST. Borrower further promises to pay Lender, from the date of the advance of the initial Revolving Loan until all Obligations are repaid in full and Lender has no further obligation to make Revolving Loans, on or before the first day of each month: (a) interest in arrears on the unpaid balance of the Base Lending Rate Portions at a rate of interest equal to the Base Lending Rate, which rate shall vary concurrently with any change in the Base Rate; and (b) interest in arrears on the unpaid balance of the LIBOR Lending Rate Portions at a rate of interest equal to the LIBOR Lending Rate.

        1.2 INTEREST RATES.

               1.2.1 INTEREST RATE OPTIONS. Subject to the terms and conditions of this Agreement, all Loans, or portions thereof, in each Loan Account, may be outstanding as either Base Lending Rate Portions or LIBOR Lending Rate Portions, by designating, in accordance with Sections 1.7 and 1.8, either the Base Lending Rate or the LIBOR Lending Rate to apply to all or any portion of the unpaid principal balance of such Loans; provided, however, there shall be no more than five (5) LIBOR Lending Rate Portions outstanding for any one Loan at any time. LIBOR Lending Rate Portions shall each be in minimum aggregate amounts of One Million Dollars ($1,000,000) and for a period of 30 days or more, unless approved in writing by Lender in its sole discretion. Each type of Loan shall be made and maintained by each applicable Lender at Lender's Lending Office for such type of Loan.



                                       2.

               1.2.2 DEFAULT RATE. Notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a rate equal to 3.00% per year in excess of the rate applicable immediately prior to the occurrence of the Event of Default, and such rate of interest shall fluctuate thereafter from time to time at the same time and in the same amount as any fluctuation in the rate applicable immediately prior to such occurrence. Such default interest shall be payable on demand.

               1.2.3 COMPUTATION OF INTEREST. All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. In the event that the Base Rate announced is, from time to time, changed, adjustment in the rate of interest payable hereunder on all Base Lending Rate Portions shall be made as of 12:01 a.m. (California time) on the effective date of the change in the Base Rate. Interest shall accrue from the Closing Date to the date of repayment of the Loans in accordance with the provisions of this Agreement; provided, however, if a Loan is repaid on the same day on which it is made, then one (1) day's interest shall be paid as a Base Lending Rate Portion on that Loan. Any and all interest not paid when due shall, at Lender's option, thereafter be deemed to be a Revolving Loan as a Base Lending Rate Portion made under Section 1.1.1 and shall bear interest thereafter as provided for in Subsection 1.1.4, plus default interest if payable pursuant to Section 1.2.2 hereof.

               1.2.4 MAXIMUM INTEREST RATE. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Lender shall refund to Borrower such excess.

        1.3 LETTER OF CREDIT SUBLIMIT.

               1.3.1 ISSUANCE OF LETTERS OF CREDIT. Subject to availability of Revolving Loans and subject to the terms and conditions of this Agreement, from time to time from the Closing Date to the Business Day immediately prior to the Revolving Loan Maturity Date, Lender shall issue for the account of Borrower such commercial letters of credit or standby letters of credit (each a "Letter of Credit") and collectively the "Letters of Credit"), denominated in United States dollars, as Borrower may request, subject to the following limitations and procedures:

                      (a) The face amount of the Letter of Credit requested, if and when issued, must not cause the sum of the aggregate face amount of all Letters of Credit issued and outstanding pursuant to this Agreement to exceed $5,000,000.

                      (b) The face amount of the Letter of Credit, if and when issued, must not cause the sum of the aggregate principal amount outstanding of all Revolving Loans plus the face amount of all



                                       3.

Letters of Credit issued and outstanding pursuant to this Agreement to exceed the Maximum Revolving Amount.

                      (c) The Letter of Credit must not have an expiry date or draw period that is later than 180 days from the date of issuance of the Letter of Credit.

                      (d) Issuance of the Letter of Credit must not conflict with, or cause Lender to exceed, any limits imposed by its organizational or governing documents or by any applicable law, rule, regulation, or treaty or determination of any arbitrator or a court or other governmental authority to which Lender is subject.

               1.3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Borrower may request that Lender issue a Letter of Credit by delivering to Lender a letter of credit application therefor, completed to the satisfaction of Lender, together with such other certificates, documents and other papers as Lender may request. To be effective, any application for a Letter of Credit must be signed on behalf of Borrower by any two of the following people: Kurt Zumwalt, Glenda Citragno, Steven Klei and Thomas Stinton. Upon receipt of any letter of credit application (and subject to the conditions set forth elsewhere in this Agreement), Lender will process such letter of credit application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall Lender be required to issue any Letter of Credit earlier than 3 Business Days after its receipt of the letter of credit application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by Lender and Borrower. Lender shall furnish a copy of such Letter of Credit to Borrower immediately following the issuance thereof.

               1.3.3 FEES, COMMISSIONS AND OTHER CHARGES.

                      (a) Borrower shall pay to Lender a fee for each Letter of Credit in accordance with the standard fees then charged by Lender for Letters of Credit for such type and amount. The Letter of Credit fee shall be due and payable upon issuance of the applicable Letter of Credit.

                      (b) In addition to the foregoing, Borrower shall pay or reimburse Lender for such normal and customary costs and expenses as are reasonably incurred or charged by Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

               1.3.4 REIMBURSEMENT OBLIGATIONS.

                      (a) Subject to clause (c), below, Borrower agrees to reimburse Lender on the same Business Day on which a draft is presented under the Letter of Credit and paid by Lender, provided that Lender provides notice to Borrower prior to 11:00 a.m., California time, on such Business Day and otherwise Borrower will reimburse Lender on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect Borrower's absolute and



                                       4.

unconditional obligation to reimburse Lender when required hereunder for any draft paid under any Letter of Credit. Lender shall provide notice to Borrower on such Business Day as a draft is presented and paid by Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by Lender in connection with such payment. Each such payment shall be made to Lender at its address specified in this Agreement, or such other address as Lender may provide to Borrower, in lawful money of the United States of America and in immediately available funds.

                      (b) Interest shall be payable on any and all amounts remaining unpaid by Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Lending Rate Portion Revolving Loans that are (i) in the case of the first day on which such amounts become payable (except where such amounts become payable by reason of the acceleration thereof), Revolving Loans which were not then overdue and (ii) in all cases in which clause (i) is not applicable, Revolving Loans which then were overdue.

                      (c) Each drawing under any Letter of Credit shall constitute a request by Borrower to Lender for a Revolving Loan. The date of such drawing shall be deemed the date on which such Revolving Loan is made.

               1.3.5 OBLIGATIONS ABSOLUTE.

                      (a) Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim and defense to payment which any Borrower may have or have had against Lender or any beneficiary of a Letter of Credit.

                      (b) Borrower also agrees with Lender that Borrower's reimbursement obligations under this Section shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of Borrower against the beneficiary of such Letter of Credit or any such transferee.

                      (c) Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by Lender's gross negligence or willful misconduct.

                      (d) Borrower agrees that any action taken or omitted by Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform



                                       5.

Commercial Code of the State of California, shall be binding on Borrower and shall not result in any liability of Lender to Borrower.

               1.3.6 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the responsibility of Lender to Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with the presentment are in conformity with such Letter of Credit. In determining whether to pay under any Letter of Credit, only Lender shall be responsible for determining that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

               1.3.7 OUTSTANDING LETTERS OF CREDIT FOLLOWING EVENT OF DEFAULT. With respect to all Letters of Credit outstanding upon the occurrence of an Unmatured Event of Default or Event of Default, Borrower shall, at its election, either replace such Letters of Credit, whereupon such Letters of Credit shall be canceled, with letters of credit issued by another issuer acceptable to the beneficiary of such Letter of Credit, or provide Lender, as security for such Letters of Credit, with a cash collateral deposit equal to one hundred and five percent (105%) of the face amount of the Letters of Credit for so long as such Letters of Credit remain outstanding during the continuance of such Unmatured Event of Default or Event of Default. Borrower hereby grants to Lender a security interest in such cash collateral to secure all Obligations of Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by Lender to the payment of drafts drawn under such Letters of Credit and the payment of customary costs and expenses charged or incurred by Lender in connection therewith, and the unused portion thereof after all Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations. After all such Letters of Credit shall have been expired or fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to Borrower. Borrower shall execute and deliver to Lender such further documents and instruments as Lender may request to evidence the creation and perfection of the within security interest in such cash collateral account.

               1.3.8 GOVERNING LAW. Each Letter of Credit shall be subject to the version of the Uniform Customs and Practice for Documentary Credits in effect on the date the Letter of Credit is issued and, to the extent not inconsistent therewith, the laws of the State of California. To the extent that any provision of any Letter of Credit application related to any Letter of Credit is inconsistent with the provisions of this Section, the provisions of this Section shall apply.

        1.4 LOAN FEES. In addition to any other amounts due or to become due under this Agreement concurrent with the execution hereof, Borrower shall pay to Lender, the following fees:

               1.4.1 COMMITMENT FEE. In connection with the extension of the Loans, on the date of execution of this Agreement, a fully earned and non-refundable commitment fee equal to one-quarter of one percent (1/4%) of the Maximum Revolving Amount.



                                       6.

               1.4.2 UNUSED FACILITY FEE. On the date that is six months after the date of this Agreement and on the last day of each six-month period thereafter, an unused facility fee, payable in arrears, in an amount equal to one-half of one percent (1/2%) per annum times the average available and unused amount of the Maximum Revolving Amount during the preceding six-month period.

               1.4.3 COSTS AND EXPENSES. In addition to any other amounts due, or to become due, concurrently with the execution hereof, all other reasonable costs and expenses (including attorney's fees) incurred by Lender in the negotiation and preparation of this Agreement and the other Loan Documents and the perfection of any security interest granted to Lender by Borrower.

        1.5 LATE CHARGES. If any installment payment, interest payment, principal payment or principal balance due under any of the Loans is delinquent 10 or more days, in addition to and not in substitution of Lender's other rights and remedies with respect to such late payment, Borrower agrees to pay Lender a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment. All payments, at Lender's sole discretion, shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

        1.6 REPAYMENT.

               1.6.1 PAYMENT ON REVOLVING LOAN MATURITY DATE. Borrower promises to pay to Lender the entire outstanding unpaid principal balance of the Loans, together with all accrued unpaid interest thereon and costs, expenses, charges and fees owing to Lender pursuant to the Loan Documents, on the earlier of the date otherwise due under this Agreement or the Revolving Loan Maturity Date.

               1.6.2 OPTIONAL PREPAYMENT. Borrower may, at its option, prepay the Loans, in whole or in part, at any time and from time to time without penalty or premium except as otherwise provided in this Agreement.

               1.6.3 REPAYMENT PROCEDURE. All repayments of Loans shall be made to Lender in immediately available funds. In the case of any optional prepayment, Borrower shall designate to Lender the Loan(s) to be prepaid, and the amount(s) being prepaid. Borrower shall give Lender at least 3 LIBOR Business Days' prior written notice of any repayment of a LIBOR Lending Rate Portion. Borrower may repay a Base Lending Rate Portion on the same day notice is given. On the applicable maturity date, Borrower shall pay to Lender the entire unpaid principal balance of the Loans together with all accrued but unpaid interest thereon.

        1.7 NOTICE OF BORROWING REQUIREMENTS.

               1.7.1 Each Borrowing of a Base Lending Rate Portion shall be made on a Business Day and each Borrowing of a LIBOR Lending Rate Portion shall be made on a LIBOR Business Day.



                                       7.

               1.7.2 Each Borrowing shall be made by a Notice of Borrowing, given by facsimile or personal service (but not by e-mail), delivered to Lender at the address set forth in Section 10.11 of this Agreement. To be effective, the Notice of Borrowing must be signed on behalf of Borrower by any two of the following people: Kurt Zumwalt, Glenda Citragno, Steven Klei and Thomas Stinton. If for a Base Lending Rate Portion, Lender shall be given such notice no later than 12:00 noon, California time, one (1) Business Day prior to the day on which such Borrowing is to be made, and, if for a LIBOR Lending Rate Portion, Lender shall be given notice no later than 9:00 a.m., California time, three (3) LIBOR Business Days prior to the day on which such Borrowing is to be made, and such notice shall state the amount and purpose thereof (subject to the provisions of Section 1.1). If Borrower fails to designate a Borrowing as a Base Lending Rate Portion or a LIBOR Lending Rate Portion, Lender may, at its option, designate the Loan as a Base Lending Rate Portion.

               1.7.3 Any notice under this Section 1.7 shall be in writing, but an e-mail transmission shall not be sufficient under this Section 1.7.

               1.7.4 So long as all of the conditions for a Borrowing of a Loan set forth herein have been satisfied, Lender shall make the proceeds of such Loan available to Borrower on the applicable Borrowing date by transferring same day funds, equal to the amount of such Loan, in accordance with written disbursement instructions given by Borrower to Lender, in form and substance satisfactory to Lender and otherwise consistent with Section 1.1.

        1.8 CONVERSION OR CONTINUATION REQUIREMENTS.

               1.8.1 Borrower shall have the option to: (i) convert, at any time, all or any portion of any of the outstanding Loans, subject to the requirements of Subsection 1.2.1, from a portion bearing interest at one of the interest rate options available pursuant to Subsection 1.2.1 to another; or (ii) upon the expiration of any Interest Period applicable to a LIBOR Lending Rate Portion, to continue all or any portion of such LIBOR Lending Rate Portion as a LIBOR Lending Rate Portion with the succeeding Interest Period(s) of such continued LIBOR Lending Rate Portion commencing on the expiration date of the Interest Period previously applicable thereto; provided, however, that a LIBOR Lending Rate Portion may only be converted to a Base Lending Rate Portion or continued as a LIBOR Lending Rate Portion on the expiration date of the Interest Period applicable thereto; provided further, however, that no outstanding Loan, or portion thereof, may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, on the date of the delivery of the Notice of Conversion or Continuation, any Event of Default or Unmatured Event of Default has occurred and is continuing; provided further, however, that if Borrower fails to deliver the appropriate Notice of Conversion or Continuation in respect thereof pursuant to the required notice period before the expiration of the Interest Period of a LIBOR Lending Rate Portion, such LIBOR Lending Rate Portion shall automatically be converted to a Base Lending Rate Portion; provided further, however, that no outstanding portion of a Loan may be continued as, or be converted into, a LIBOR Lending Rate Portion in the event that, after giving effect to any such conversion or continuation, there would be more than five (5) LIBOR Lending Rate Portions outstanding.



                                       8.

               1.8.2 Borrower shall give written notice of any proposed continuation or conversion pursuant to this Section 1.8 followed by a Notice of Conversion or Notice of Continuation in the form attached hereto as Exhibit 2 or
Exhibit 3, as applicable, given by facsimile or personal service, delivered to Lender at the address set forth in the Notice of Conversion or Continuation, no later than 11:00 a.m., California time, on the Business Day which is the proposed conversion date (in the case of a conversion to a Base Lending Rate Portion) and no later than 9:00 a.m., California time, three (3) LIBOR Business Days prior to the proposed conversion or continuation date (in the case of a conversion to, or a continuation of, a LIBOR Lending Rate Portion). If such Notice of Conversion or Continuation is received by Lender not later than 11:00 a.m., California time, on a LIBOR Business Day, such day shall be treated as the first LIBOR Business Day of the required notice period. In any other event, such notice will be treated as having been received at the opening of business of the next LIBOR Business Day. A Notice of Conversion or Continuation shall specify:
(a) the proposed conversion or continuation date (which shall be a Business Day or a LIBOR Business Day, as applicable); (b) the amount of the Loan to be converted or continued; (c) the nature of the proposed conversion or continuation; and (d) in the case of a conversion to or continuation of a LIBOR Lending Rate Portion, the requested Interest Period.

               1.8.3 Any notice under this Section 1.8 shall be in writing. Any Notice of Conversion or Continuation shall be irrevocable and Borrower shall be bound to convert or continue in accordance therewith.

        1.9 LIBOR COSTS. Borrower shall reimburse Lender for any increase in Lender's costs (which shall include, but not be limited to, taxes, other than taxes (such as franchise taxes) imposed on the overall net income of Lender, fees or charges), or any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to fund or maintain outstanding the principal amount of the Loans) incurred by it directly or indirectly resulting from the making of any LIBOR Lending Rate Portion due to: (a) the modification, adoption, or enactment of any law, rule, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (b) the modification or new application of any law, regulation or treaty or the interpretation thereof by any governmental or other authority (whether or not having the force of law) which becomes effective after the date hereof; (c) compliance by Lender with any request or directive (whether or not having the force of law) of any monetary or fiscal agency or authority which becomes effective after the date hereof; (d) violations by Borrower of the terms of this Agreement; or (e) any prepayment of a LIBOR Lending Rate Portion at any time prior to the end of the applicable Interest Period, including pursuant to
Section 9.1; provided, however, that Borrower shall not be liable for any increased cost, loss or expenses resulting from a deterioration in Lender's credit rating.

        The amount of such costs, losses, or expenses shall be determined solely by Lender based upon the assumption that Lender funded one hundred percent (100%) of each LIBOR Lending Rate Portion in the LIBOR market. In attributing Lender's general costs relating to its eurocurrency operations to any transaction under this Agreement or averaging any costs over a period of time, Lender may use any reasonable attribution or averaging methods which it deems appropriate and practical. Lender shall



                                       9.

notify Borrower of the amount due such Lender pursuant to this Section 1.9 in respect of any LIBOR Lending Rate Portion as soon as practicable but in any event within forty-five (45) days after the last day of the Interest Period of such LIBOR Lending Rate Portion, and Borrower shall pay to Lender the amount due within fifteen (15) days of its receipt of such notice. A certificate as to the amounts payable pursuant to the foregoing sentence together with whatever detail is reasonably available to Lender shall be submitted by Lender to Borrower. Such determination shall, if not objected to within ten (10) days, be conclusive and binding upon Borrower in the absence of manifest error. If Lender claims increased costs, loss, or expenses pursuant to this Section 1.9, then Lender, if requested by Borrower, shall use reasonable efforts to take such steps that Borrower reasonably requests, including designating different Lending Offices, as would eliminate or reduce the amount of such increased costs, losses, or expenses, so long as taking such steps would not, in the reasonable judgment of Lender, otherwise be disadvantageous to Lender. Any recovery by Lender or its Lending Office of amounts previously borne by Borrower pursuant to this Section
1.9 shall be promptly remitted, without interest (unless Lender received interest on such recovered amounts), to Borrower by Lender.

        1.10 ILLEGALITY; IMPOSSIBILITY. Notwithstanding anything herein to the contrary, if Lender determines (which determination shall be conclusive) that any law, rule, regulation, treaty or directive, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its Lending Office) to fund or maintain a LIBOR Lending Rate Portion in the LIBOR market or to continue such funding or maintaining, then Lender shall give notice of such circumstances to Borrower and
(a) in the case of each and every LIBOR Lending Rate Portion which is outstanding, Borrower shall, if requested by Lender, prepay such LIBOR Lending Rate Portion(s) on or before the date specified in such request, together with interest accrued thereon, and the date so specified shall be deemed to be the last day of the Interest Period of that LIBOR Lending Rate Portion, and concurrent with any such prepayment, Lender shall make a Base Lending Rate Portion to Borrower in the principal amount equal to the principal amount of the LIBOR Lending Rate Portions so prepaid, and (b) Lender shall not be obligated to make any further LIBOR Lending Rate Portions until Lender determines that it would no longer be unlawful or impossible to do so.

        1.11 IMPRACTICABILITY. Notwithstanding anything herein to the contrary, if Lender determines (which determination shall be conclusive) that (a) Lender is unable to determine the LIBOR Lending Rate with respect to any Notice of Borrowing or Notice of Conversion or Continuation selecting the LIBOR Lending Rate because quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relative maturities or (b) the LIBOR Lending Rate will not adequately reflect the cost to such Lender of making or funding LIBOR Lending Rate Portions, then (i) the right of Borrower to select the LIBOR Lending Rate shall be suspended until Lender notifies Borrower that the circumstances causing such suspension no longer exist, and (ii) Borrower shall repay in full the then outstanding principal balance of all LIBOR Lending Rate Portions, together with interest accrued thereon, on the last day of the Interest Period applicable to each such LIBOR Lending Rate Portion.



                                      10.

        1.12 INCREASED RISK-BASED CAPITAL COST. If the amount of capital required or expected to be maintained by Lender or any Person directly or indirectly owning or controlling Lender (each a "Control Person"), shall be affected by:

               1.12.1 the introduction or phasing in of any law, rule or regulation after the date hereof;

               1.12.2 any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign governmental authority charged with the administration thereof; or

               1.12.3 compliance by Lender or such Control Person with any directive, guideline or request from any central bank or United States or foreign governmental authority (whether or not having the force of law) promulgated or made after the date hereof, and Lender shall have reasonably determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (x) the rate of return on Lender's or such Control Person's capital, or (y) the asset value to Lender or such Control Person of the Loans made or maintained by Lender, in either case to a level below that which Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account Lender's or such Control Person's policies regarding capital), in either case by an amount which Lender in its reasonable judgment deems material, then, on demand by Lender (which demand shall be made within 45 days after such introduction, phasing in, change or compliance), Borrower shall pay to Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate Lender or such Control Person, as the case may be, for such reduction.

        1.13 NOTE. Borrower will execute and deliver to Lender a promissory note substantially in the form of Exhibit 4, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Note" and, collectively, the "Notes"), payable to the order of Lender and in a principal amount equal to the sum of the applicable commitment. Each Note shall (x) be dated the Closing Date, (y) be payable as provided herein and (z) provide for the payment of interest in accordance with the terms of this Agreement.

        1.14 PAYMENTS ON NON-BUSINESS DAY. Whenever any payment to Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        1.15 COLLECTION OF PAYMENTS. All sums payable by Borrower to Lender under or pursuant to this Agreement or any other Loan Document, whether principal, interest, or otherwise, shall be paid, when due, directly to Lender at the office of Lender identified in Section 10.11, in immediately available United States funds, and without setoff, deduction or counterclaim. Borrower hereby authorizes Lender to collect all principal, interest, fees, costs, or expenses due under this Agreement or the other Loan Documents, as follows:



                                      11.

               1.15.1 AUTOMATIC PAYMENTS. Borrower authorizes Lender to automatically deduct from Borrower's account number 1890702424 with Lender, or any other account maintained by Borrower with Lender, the full amount thereof. Should there be insufficient funds in any such account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower; provided, however, that Lender shall not be obligated to advance funds to cover any such payment. In addition, Borrower authorizes Lender, at its sole option, without prior notice to Borrower, to advance a Revolving Loan for any payment due or past due hereunder, including principal and interest owing of the Loans, and to pay the proceeds of such Revolving Loan to Lender for application toward such due or past due payment. Lender shall promptly notify Borrower if Lender has agreed to deduct a payment from Borrower's account and there are insufficient funds in the account for such payment, but Lender's failure to so notify Borrower shall not affect Borrower's obligation to make the payment or affect Lender's right to take any of the other actions authorized in this section or elsewhere in this Agreement.

               1.15.2 OTHER PAYMENTS. Any such amounts not collected in accordance with the foregoing instructions may be paid in cash or deducted from loan proceeds; provided, however, that Lender shall not be obligated to advance funds to cover payment of any such amount.

        1.16 RECEIPT OF PAYMENTS BY LENDER. Any payment by Borrower of any of the Obligations made by mail will be deemed tendered and received by Lender only upon actual receipt thereof by Lender at the address designated for such payment, whether or not Lender has authorized payment by mail or in any other manner, and such payment shall not be deemed to have been made in a timely manner unless actually received by Lender on or before the date due for such payment, time being of the essence. Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and any failure to pay the entire amount then due shall constitute and continue to be an Event of Default hereunder, and at any time thereafter, and until the entire amount then due has been paid in full, Lender shall be entitled to exercise any and all rights and remedies conferred upon and otherwise available to Lender hereunder or under any of the other Loan Documents upon the occurrence and during the continuance of any such Event of Default. Prior to the occurrence of any Event of Default hereunder, Borrower shall have the right to direct the application of any and all payments made to Lender by Borrower hereunder to the respective Obligations. Borrower waives the right to direct application of any and all payments received by Lender from and on behalf of Borrower at any time or times after the occurrence and during the continuation of any Event of Default hereunder. Borrower further agrees that after the occurrence and during the continuation of any Event of Default hereunder, or prior to the occurrence of any Event of Default hereunder if Borrower has failed to direct such application, Lender shall have the continuing exclusive right to apply and to reapply any and all payments received by Lender at any time or times hereafter, whether as voluntary payments, proceeds from any Collateral, offsets, or otherwise, against the Obligations in such order and in such manner as Lender may, in its sole discretion, deem advisable, notwithstanding any entry by Lender upon any of its books and records. Borrower hereby expressly agrees that, to the extent that Lender receives any



                                      12.

payment or benefit of or otherwise upon any of the Obligations, and such payment or benefit, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, or set aside, or required to be repaid to a trustee, receiver, or other party under any provision of the Bankruptcy Code or under any other state or federal law, common law, or equitable cause, then to the extent of such payment or benefit, the Obligations, or part thereof, intended to be satisfied shall be revived and continued in full force and effect as if such payment or benefit had not been made by Borrower or received by Lender, and, further, any such repayment by Lender shall be added to and be deemed to be part of the Obligations.

2.      CREATION OF SECURITY INTEREST

        2.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Lender's security interests in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Borrower represents and warrants that, except as Lender expressly agrees otherwise in writing and subject to Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and shall constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Lender may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, the security interest of Lender shall remain in effect for so long as any Obligations are outstanding or any loan facility is in place with Lender or any of its Affiliates.

        2.2 AUTHORIZATION TO FILE FINANCING STATEMENTS/DOCUMENTS TO PERFECT SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as to all assets of Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the state or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required or authorized by part 5 of Article 9 of the Uniform Commercial Code of the state to be included in such financing statement or amendment. Borrower agrees to furnish any information needed or appropriate for the filing of such a document immediately upon request. Borrower also irrevocably authorizes Lender at any time and from time to time to file in the United States Patent and Trademark Office, the United States Copyright Office and any other appropriate office, all documents necessary or appropriate to perfect Lender's security interest in the Intellectual Property Collateral and agrees to furnish any information needed or appropriate for the filing of such a document immediately upon request; provided, however, that this Agreement does not obligate to Borrower to register any of its Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office. Borrower irrevocably makes, constitutes and appoints Lender (and any of Lender's designated officers, employees or agents) as Borrower's true and lawful attorney to execute (in



                                      13.

Borrower's name or Lender's name, at Lender's election) and deliver such documents as are necessary or appropriate to take any of the actions authorized by this Section 2.2.

        2.3 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Lender, shall (a) endorse or assign such Negotiable Collateral to Lender, (b) deliver physical possession of such Negotiable Collateral to Lender, and (c) mark conspicuously all of its records pertaining to such Negotiable Collateral with a legend, in form and substance satisfactory to Lender (and in the case of Negotiable Collateral consisting of tangible Chattel Paper, immediately mark all such Chattel Paper with a conspicuous legend in form and substance satisfactory to Lender), indicating that the Negotiable Collateral is subject to the security interest granted hereby.

        2.4 INVESTMENT PROPERTY. If Borrower shall at any time hold or acquire any certificated securities, Borrower shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Lender thereof and, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (a) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee, or (b) arrange for Lender to become the registered owner of such securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Borrower are held by Borrower or its nominee through a securities intermediary or commodity intermediary, Borrower shall immediately notify Lender thereof and, at Lender's request and option, pursuant to an agreement in form and substance satisfactory to Lender, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instruments from Lender to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Lender to such commodities intermediary, in each case without further consent of Borrower or its nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for Lender to become the entitlement holder with respect to such investment property, with Borrower being permitted, only with consent of Lender, to exercise rights to withdraw or otherwise deal with such investment property. Borrower shall also execute such additional agreements or instruments, in form and substance satisfactory to Lender, with respect to investment property, as Lender shall request.

        2.5 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time at the request of Lender, Borrower shall execute and deliver to Lender, all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, powers of attorney, and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender's security interests in the Collateral, in order to enable Lender to enforce its rights and remedies under the Loan Documents, and in order to fully consummate all of the transactions contemplated under the Loan Documents.



                                      14.

        2.6 RIGHT TO INSPECT. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, no less frequently than semi-annually (or at any time and without notice required if an Event of Default has occurred and is continuing), to inspect and audit Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. Borrower shall pay all reasonable expenses incurred by Lender with respect to such inspection and audit, not to exceed $10,000 in each case.

        2.7 BAILEES AND OTHER THIRD PARTIES IN POSSESSION. In the event that any Collateral is in the possession of a third party, Borrower shall join with Lender in notifying such third party of Lender's security interest and obtaining an acknowledgment from such third party that it is holding such Collateral for the benefit of Lender.

        2.8 CONTROL AGREEMENTS. Borrower shall cooperate with Lender in obtaining a control agreement in form and substance satisfactory to Lender with respect to all Deposit Accounts, electronic Chattel Paper, Investment Property, and Letter of Credit Rights.

3.     CONDITIONS PRECEDENT

        3.1 CONDITIONS PRECEDENT TO INITIAL LOAN/LETTER OF CREDIT. Lender's obligation to make the initial Loan or issue the initial Letter of Credit is subject, in addition to any other conditions specified in this Agrement, to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions:

               3.1.1 NOTE. Lender shall have received an original, executed Note from Borrower, pursuant to Section 1.13 of this Agreement, in form and substance satisfactory to Lender.

               3.1.2 SECURITY AGREEMENT. Lender shall have received such original executed intellectual property security agreements covering the Intellectual Property Collateral, in form and substance satisfactory to Lender.

               3.1.3 FINANCING STATEMENTS AND PERFECTION OF SECURITY INTEREST. Lender shall have received original UCC-1 financing statements, in each case in form and substance satisfactory to Lender, covering the Collateral (and executed by Borrower and any grantor of a security interest in Collateral if so requested by Lender), and such UCC-1 financing statements have been filed with the appropriate official of the state where the Borrower and each grantor of a security interest is located and/or any other state or county in which Lender has required the filing of a UCC-1 financing statement, describing all personal property which is collateral for the Loan; and all other actions have been taken, and documents provided to Lender, as are necessary or appropriate to perfect Lender's security interest in the Collateral.



                                      15.

               3.1.4 SEARCH RESULTS. Lender shall have received Uniform Commercial Code, U.S. Patent and Trademark Office, U.S. Copyright Right Office and other public record searches with respect to Borrower and any grantor of a security interest, in each case in form and substance satisfactory to Lender.

               3.1.5 DUE DILIGENCE. Lender shall have completed its due diligence requirements with respect to Borrower, including audits, financial and legal survey, review of Borrower's formation and authorization documents.

               3.1.6 INSURANCE. Borrower shall have executed and delivered to Lender an Agreement to Provide Insurance, in form and substance satisfactory to Lender, and provided to Lender satisfactory evidence of insurance coverage required pursuant to Section 5.3 of this Agreement and pursuant to the Agreement to Provide Insurance, in each case issued by a company or companies satisfactory to Lender and including, where required by Lender, certified copies of the policies of insurance therefor, together with endorsements thereto, and a lender's loss payable endorsement form 438BFU or other form of lender's loss payable endorsement satisfactory to Lender, in favor of Lender as additional loss payee thereunder, and specifying that the insurer shall give Lender at least 30 days prior written notice of the cancellation of any such policies of insurance for any reason.

               3.1.7 ORGANIZATIONAL DOCUMENTS. Borrower shall have delivered to Lender certified copies of the articles of incorporation, bylaws or similar document of Borrower, in each case in form and substance reasonably satisfactory to Lender.

               3.1.8 AUTHORIZATIONS. Lender shall have received certified copies of all action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents.

               3.1.9 GOOD STANDING. Lender shall have received good standing certificates from the appropriate secretary of state of the state in which Borrower is organized and in each state in which it is required to be qualified to do business.

               3.1.10 ADDITIONAL EQUITY. Borrower shall have raised at least $15 million in additional investor equity after November 19, 2001, and provided evidence in form and substance reasonably satisfactory to Lender that it has done so, unless Lender elects to waive this condition, in writing, at its sole and absolute discretion.

               3.1.11 EXECUTED AGREEMENT. Lender shall have received an original of this Agreement and all other Loan Documents to which Borrower is a party, duly executed by Borrower.

               3.1.12 CERTIFICATES OF TITLE. Lender shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title.



                                      16.

               3.1.13 COLLATERAL ACCESS AGREEMENTS. Lender shall have received such collateral access agreements from each lessor, warehouseman, bailee, and other Person as Lender may require, in form and reasonably substance satisfactory to Lender.

               3.1.14 CONTROL AGREEMENTS. Lender shall have received such control agreements from each Person as Lender may require, in form and substance reasonably satisfactory to Lender.

               3.1.15 PAYMENT OF ALL FEES AND EXPENSES. Lender shall have received payment of all fees payable on the Closing Date in accordance with the provisions of this Agreement, including but not limited to the Commitment Fee, together with all Lender expenses owing on the Closing Date.

               3.1.16 MATERIAL ADVERSE CHANGE. No event that has resulted or could result in a Material Adverse Change shall have occurred, as determined by Lender in its sole discretion.

               3.1.17 ADDITIONAL DOCUMENTS. Lender shall have received all such other agreements, instruments and documents as Lender may reasonably deem necessary or desirable.

        3.2 CONDITIONS PRECEDENT TO ALL LOANS/LETTERS OF CREDIT. Lender's obligation to make each Loan and issue each Letter of Credit is subject, in addition to any other conditions specified in this Agreement, to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions:

               3.2.1 BORROWING REQUEST. With respect to each Loan or other extension of credit hereunder, Lender shall have received a Notice of Borrowing and Compliance Certificate.

               3.2.2 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan or other extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

               3.2.3 DEFAULTS. No Event of Default or Unmatured Event of Default shall occur, or shall have occurred and be continuing, on the date of such extension of credit, nor shall either result from the making thereof.

4.     REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to induce Lender to enter into this Agreement and to make Loans, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete in all material respects as of the Closing Date and at, and as of, the date of the making of each Loan made thereafter (except to the extent that such representations and warranties relate solely to an earlier date):

        4.1 EXISTENCE AND RIGHTS. (a) Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of Delaware, which shall survive at least two years beyond



                                      17.

the maturity of any Loans hereunder; (b) Borrower is authorized and in good standing in the state of its incorporation; (c) Borrower has the appropriate powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted; (d) Borrower is duly qualified, in good standing and has all licenses necessary in California and in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification or licenses necessary, except where the failure of any of the foregoing provisions in this clause (d) would not have a Material Adverse Change; (e) Borrower has the power and adequate authority to execute, deliver and perform this Agreement and the other Loan Documents; and
(f) Borrower has no investment in any other business entity unless previously specified in writing to Lender.

        4.2 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement and the Loan Documents are duly authorized and do not require any registration with, consent or approval of, or notice to, or other action with or by, any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or similar document as the case may be, and this Agreement and each of the other Loan Documents is a valid, binding and legally enforceable obligation of Borrower in accordance with its terms; subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

        4.3 NO CONFLICT. The execution, delivery and performance of this Agreement and the Loan Documents are not in contravention of or in conflict with, and do not result in a breach or constitute a default under any material agreement, contract, indenture, instrument or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any Lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof. Borrower is not in default under any agreement, contract, indenture, instrument or undertaking to which Borrower is a party or by which it may be bound, which default could result in a Material Adverse Change.

        4.4 LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest could result in a Material Adverse Change, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

        4.5 FINANCIAL CONDITION. All consolidated financial statements, related to Borrower, that have been delivered by Borrower to Lender fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations, for the period then ended. Said statements and all other statements and data submitted in writing by Borrower to Lender in connection with this request for credit are true and correct, and each said balance sheet and profit and loss statement fairly presents the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, consistently applied, and has been prepared in accordance with GAAP. Borrower has no knowledge of any material liabilities, contingent or otherwise, at such date not reflected in its balance sheet, and Borrower has not entered into any special commitments or substantial contracts that are not reflected in



                                      18.

said balance sheet or that have resulted or could result in a Material Adverse Change. There has not been a Material Adverse Change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender on or about the date of this Agreement.

        4.6 TITLE TO ASSETS. Borrower has the power and authority to transfer the Collateral, and Borrower has good and indefeasible title to the Collateral, free and clear of any Liens or restrictions, except for Permitted Liens.

        4.7 NAME; STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE. Borrower has not done business under any name other than that specified on the signature page hereof. Borrower is incorporated under the laws of the State of Delaware. The chief executive office of Borrower is located at 4125 Hopyard Road, Pleasanton, California 94588. Borrower's Federal Employer Identification Number is 94-2976066.

        4.8 SUBSIDIARIES. Borrower does not own any Stock, partnership interest or other equity securities of any Person that is a Subsidiary, except as follows: ProBusiness Holding Company, Inc. (Taxpayer Identification Number 94-3337778).

        4.9 TAX STATUS. Borrower has filed or caused to be filed all tax returns required to be filed by Borrower, and has no liability for any delinquent state, local or federal taxes except to the extent and so long as: (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (b) Borrower shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto. In addition, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

        4.10 TRADEMARKS, TRADE NAMES, COPYRIGHTS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others which could result in a Material Adverse Change.

        4.11 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could result in a Material Adverse Change.

        4.12 ERISA. All defined benefit pension plans as defined in the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), of Borrower meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA. No Reportable Event or Prohibited Transaction



                                      19.

as defined in ERISA has occurred with respect to any such plan, or any other failure by Borrower to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could result in a Material Adverse Change.

        4.13 SOLVENCY, PAYMENT OF DEBTS. Borrower is solvent and able to pay its debts (including trade debts) as they mature. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

        4.14 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        4.15 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a security interest which is enforceable against the Collateral in which Borrower now has rights and will create a security interest which is enforceable against the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights, and (ii) Lender has a perfected first-priority security interest in the Collateral in which Borrower now has rights (subject only to Permitted Liens), and will have a perfected, first-priority security interest in the Collateral in which Borrower hereafter acquires rights at the time Borrower acquires any such rights (subject only to Permitted Liens), in each case securing the payment and performance of the Obligations.

        4.16 OTHER FINANCING STATEMENTS. Other than financing statements, pledge documents, deeds of trust and mortgages in favor of Lender and financing statements, deeds of trust and mortgages filed or recorded in connection with Permitted Liens, no effective financing statement, pledge document, deed of trust or mortgage naming Borrower as debtor, assignor, grantor, mortgagor, pledgor, trustor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

        4.17 INTELLECTUAL PROPERTY COLLATERAL. Borrower is the sole owner of the Intellectual Property Collateral, free and clear of all Liens (except for Permitted Liens), licenses and rights of other Persons except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. To the best of Debtor's knowledge after due inquiry, no infringement or unauthorized use presently is being made of any of the Intellectual Property Collateral by any Person. A true and correct list of all of the existing Patents owned, held (whether pursuant to a license or otherwise) or used by Borrower, in whole or in part, is set forth in Schedule 1. A true and correct list of all the existing Trademarks that are registered, or for which any application for registration has been filed with the U.S. Patent and Trademark Office or any corresponding or similar trademark office of any other U.S. or foreign jurisdiction, and that are



                                      20.

owned, held (whether pursuant to a license or otherwise) or used by Borrower is set forth in Schedule 1. A true and correct list of all Copyrights, Registrations, applications for Registrations and Copyrights owned by Borrower or held (whether pursuant to a license or otherwise) or used in conducting its business, in whole or in part, is set forth in Schedule 1.

        4.18 ASSIGNMENT OF RIGHTS IN INTELLECTUAL PROPERTY COLLATERAL. Borrower has not assigned rights or interest in any of the Intellectual Property Collateral to any Person other than to Lender. Borrower has the unqualified right and full power and authority to pledge, grant and assign to Lender a security interest in all of the Intellectual Property Collateral pursuant to this Agreement, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person except as already obtained.

        4.19 ENVIRONMENTAL REPRESENTATIONS. Borrower has not received any notice of any violation of any Environmental Law(s); and Borrower is not a party to any litigation or administrative proceeding, nor, so far as is known by Borrower, is any litigation or administrative proceeding threatened against Borrower which, in any case, (i) asserts or alleges that Borrower violated any Environmental Law(s), (ii) asserts or alleges that Borrower is required to clean up, remove, or take any other remedial or response action due to the disposal, depositing, discharge, leaking or other release of any hazardous materials, or (iii) asserts or alleges that Borrower is required to pay all or a portion of any past, present or future clean-up, removal or other remedial or response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous materials by Borrower, and which, either singularly or in the aggregate, could constitute a Material Adverse Change.

               4.19.1 EXISTING CONDITIONS. To the best of Borrower's knowledge, there are no conditions existing currently which could subject Borrower to damages, penalties, injunctive relief or clean-up costs under any applicable Environmental Law(s), or which require, or are likely to require, clean-up, removal, remedial action or other response pursuant to any applicable Environmental Law(s) by Borrower, and which, in any case, either singularly or in aggregate, could constitute a Material Adverse Change.

               4.19.2 EXISTING ORDERS. Borrower is not subject to any judgment, decree, order, or citation related to or arising out of any Environmental Law(s) and, to the best of Borrower's knowledge, Borrower has not been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any applicable Environmental Law(s) which, either singularly or in the aggregate, could constitute a Material Adverse Change.

               4.19.3 PERMITS. Borrower has all material permits, licenses and approvals required under applicable Environmental Laws, where the failure to so obtain or maintain any such permits, licenses or approvals could constitute a Material Adverse Change.

        4.20 INVENTORY. All Inventory is in all material respects of good and merchantable quality, free from all material defects.



                                      21.

        4.21 LOCATION OF INVENTORY. The Inventory is not stored with a bailee, warehouseman, or similar party (without Lender's prior written consent) and is located only at the locations in the United States and at locations that Borrower will identify to Lender upon request.

        4.22 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, and Borrower's cost therefor.

        4.23 COMMISSIONS DUE TO BROKERS. No broker has been engaged in this transaction and no commission is due to a broker with respect to this transaction.

5.     AFFIRMATIVE COVENANTS OF BORROWER

Borrower agrees that until the full and final payment of the Obligations and the termination of all obligations Lender hereunder, and unless Lender shall otherwise consent in writing, Borrower shall do each of the following:

        5.1 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises, qualifications, licenses, approvals and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and maintain and preserve its legal existence.

        5.2 USE OF PROCEEDS. Use the proceeds of the Loans only for purposes authorized in Article 1 hereof.

        5.3 INSURANCE. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including, without limitation, loss of rent and/or business interruption insurance, boiler and machinery insurance, and fidelity bonds or similar insurance), and in the event of acquisition of additional property, real or personal, or of the incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate; and in the case of all policies covering property subject to Collateral Documents or property in which Lender shall have a security interest of any kind whatsoever, other than those policies protecting against casualty liabilities to strangers, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrower (or other Person providing Collateral hereto) and Lender, with mortgagee's clauses in favor of and satisfactory to Lender for all such policies, and such policies shall also provide that they may not be canceled or changed without 30 days' prior written notice to Lender. Upon the request of Lender, all of said policies, or copies thereof, including all endorsements thereon and those required hereunder, shall be deposited with Lender.

        5.4 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:
(a) the same are being contested in good faith and by appropriate proceedings in such manner as not



                                      22.

to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (b) Borrower shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto.

        5.5 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with GAAP; permit Lender's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish
Lender:

               5.5.1 QUARTERLY FORM 10-Q. As soon as available, and in any event within 60 days after the close of each quarter of each fiscal year of Borrower, a copy of Borrower's Form 10-Q filed with the U.S. Securities and Exchange Commission or any governmental authority at any time substituted therefor, covering the applicable quarter, which filing Borrower promises to make on a timely basis.

               5.5.2 ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within 120 days after and as of the close of each fiscal year of Borrower, a consolidated and consolidating balance sheet, profit and loss statement, statement of cash flows and reconciliation of Borrower's capital balance accounts as of the close of such fiscal year and covering operations for such fiscal year, all in reasonable detail and reasonably acceptable to Lender, stating in comparative form the figures for the corresponding date and period in the preceding fiscal year, audited by an independent certified public accountant selected by Borrower and reasonably acceptable to Lender, in accordance with GAAP, with the unqualified opinion of such accountant satisfactory to Lender and certified by an appropriate officer of Borrower.

               5.5.3 ANNUAL TAX RETURN. As soon as available, and in any event within 60 days after filing of same with the Internal Revenue Service, a completed copy of Borrower's federal income tax return for the previous calendar year as filed, together with all schedules, attachments and exhibits thereto.

               5.5.4 STOCKHOLDER, SECURITY AND EXCHANGE COMMISSION STATEMENTS AND REPORTS. Promptly after the same are available, copies of all proxy statements, financial statements and reports as Borrower or any Subsidiary of Borrower shall send to its members or stockholders, or to any holders of Subordinated Debt, as applicable, if any, and copies of all reports on Forms 10-K, 10- Q, and 8-Q or otherwise filed by Borrower or any Subsidiary of Borrower with the Securities and Exchange Commission or any governmental authority at any time substituted therefor.

               5.5.5 AUDIT REPORTS. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower performed by such accountants;

               5.5.6 COMPLIANCE CERTIFICATE. Within 15 days after the end of each month, and concurrently with the submission of any request by Borrower for a Loan from Lender, a Compliance



                                      23.

Certificate of the chief financial officer of Borrower, in the form of Exhibit 5, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an Event of Default or an Unmatured Event of Default; or, if any such event has occurred or any such condition exists, specifying the nature thereof.

               5.5.7 PROJECTIONS. As soon as available, and in any event within 30 days after the end of each fiscal year of Borrower, such budgets, sales projections, operating plans or other financial information as Lender may reasonably request and as are generally prepared by Borrower in the ordinary course of business.

               5.5.8 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE AGINGS; INVENTORY ACTIVITY. Within 15 days after the end of each quarter and fiscal year of Borrower, (a) a detailed aging, by debtor and total, of the Accounts reconciled to the general ledger of Borrower, (b) a detailed aging, by vendor and total, of all accounts payable, reconciled to Borrower's general ledger and setting forth the amount of any book overdraft or the amount of checks issued but not sent and
(c) an inventory certification outlining composition as if the end of the quarter. All the foregoing shall be in a form and with such detail as Lender may request from time to time.

               5.5.9 LIST OF CUSTOMERS. If requested by Lender, provide Lender with an alphabetized list of customers including addresses.

               5.5.10 INTELLECTUAL PROPERTY. Within 15 days of the last day of each month, provide Lender a report signed by Borrower, in form acceptable to Lender, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower's Intellectual Property Collateral, including but not limited to any subsequent ownership rights of Borrower in or to any Trademark, Patent or Copyright not specified in the intellectual property security agreement(s) entered into by Borrower in connection with this Agreement.

               5.5.11 OTHER INFORMATION. Such other information relating to the affairs of Borrower or the Collateral as Lender may reasonably request from time to time.

        5.6 ACCOUNTING FOR CLIENT ACQUISITION COSTS. Continue, after execution of this Agreement, to account for client acquisition costs on its books and records in the same material manner that it accounted for such costs prior to the execution of this Agreement, as was previously described by Borrower to Lender, subject to any changes required by changes in applicable laws or regulations.

        5.7 ERISA. Cause all defined benefit pension plans, as defined in ERISA, of Borrower to, at all times, meet the minimum funding standards of Section 302 of ERISA, and ensure that no Reportable Event or Prohibited Transaction, as defined in ERISA, shall occur with respect to any such plan.



                                      24.

        5.8 LAWS. At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, to the extent noncompliance could have a Material Adverse Change.

        5.9 COMPLIANCE WITH GAAP. All information used in and the calculation of Borrower's compliance with all financial covenants hereunder shall be based on and in accordance with GAAP.

        5.10 OPERATING ACCOUNTS. Maintain all primary depository and operating accounts and banking relationship with Lender. Maintain, or cause to be maintained, on deposit with Lender, interest or non-interest bearing demand deposit balances sufficient to compensate Lender for all services provided to Borrower by Lender.

        5.11 NOTICES. Promptly notify Lender in writing of (i) the occurrence of any Event of Default hereunder or any event that, upon notice or upon notice and the lapse of time specified herein, would be an Event of Default under this Agreement or under any other Loan Document; (ii) all litigation affecting Borrower where the amount in controversy is $500,000 or more; (iii) any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority; any change in Borrower's name or principal place of business; or (iv) any other matter which has resulted or could result in a Material Adverse Change.

        5.12 AUDITS. Permit representatives of Lender to conduct audits of Borrower's books and records relating to the Accounts, Inventory and other Collateral and make extracts therefrom no less frequently than semi-annually (or at any time and without notice required if an Event of Default has occurred and is continuing) with results satisfactory to Lender, provided that Lender shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Lender and at Borrower's sole expense. Borrower shall pay all expenses incurred by Lender with respect to such audits.

        5.13 OUT OF DEBT. Except for funds reserved out of the availability for outstanding Letters of Credit, the unpaid balance of the Revolving Loans shall be zero for at least 45 consecutive days during each six-month period following the Closing Date.

        5.14 ASSIGNMENT OF ACCOUNTS. In addition to any covenant contained in any Loan Document relating to any Collateral, Borrower shall execute and deliver to Lender such assignments, including Lender's standard forms covering individual Accounts, notices, financing statements, and other documents and papers as Lender may require in order to affirm, effectuate or further assure Lender's security interest in the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Lender's interest in the Collateral.

        5.15 COLLECTION OF ACCOUNTS. In addition to any covenant contained in any Loan Document relating to any Collateral, Borrower shall:



                                      25.

               5.15.1 Until Lender exercises its rights to collect the Accounts and Inventory proceeds as the result of an Event of Default that has occurred and is continuing, collect with diligence all Borrower's Accounts and Inventory proceeds.

               5.15.2 Promptly notify Lender of any attachment or other legal process levied against any of the Collateral

               5.15.3 Promptly notify Lender of any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way negatively affect the value of the Collateral or the rights and remedies of Lender in respect thereto.

        5.16 PRESERVATION OF INVENTORY. To do all acts necessary to maintain, preserve, and protect the Inventory, keep all Inventory in good and marketable condition and repair, free from all material defects (ordinary wear and tear excepted) except for Inventory for which adequate reserves have been made, and not to cause any waste or unusual or unreasonable depreciation thereof. Borrower will inform Lender the location of all inventory upon request.

        5.17 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

               5.17.1 Promptly give Lender notice of all applications or registrations made by or on behalf of Borrower with the United States Patent and Trademark Office or the United States Copyright Office.

               5.17.2 Execute and deliver such additional instruments and documents from time to time as Lender shall reasonably request as necessary or appropriate to perfect Lender's security interest in the Intellectual Property Collateral.

               5.17.3 Protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights and use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Lender in writing of material infringements detected or of any claims challenging the validity of, or Borrower's ownership of, any of the Intellectual Property Collateral. Not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Lender, which shall not be unreasonably withheld.

               5.17.4 Allow Lender to audit Borrower's Intellectual Property Collateral to confirm compliance with this Section 5.17, at such times as Lender may request. Lender shall have the right (in Borrower's name or Lender's name, at Lender's election), but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 5.17 to take but which Borrower fails to take, after 15 days' notice to Borrower. Borrower shall reimburse and indemnify Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 5.17.



                                      26.

        5.18 ENVIRONMENTAL COVENANTS. Comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could constitute a Material Adverse Change. Promptly notify Lender, in writing, as soon as Borrower becomes aware of any condition or circumstance which makes any of the environmental representations or warranties set forth in this Agreement incomplete, incorrect or inaccurate in any material respect as of any date; and promptly provide to Lender, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Laws by Borrower, or of any circumstance or condition which requires or may require, a financial contribution by Borrower, or a clean-up, removal, remedial action or other response by or on behalf of Borrower, under applicable Environmental Law(s), or which seeks damages or civil, criminal, or punitive penalties from Borrower, for any violation or alleged violation of Environmental Law(s).

6.     NEGATIVE COVENANTS OF BORROWER

Borrower agrees that until the full and final payment of the Obligations and the termination of all obligations of Lender hereunder, and unless Lender shall otherwise consent in writing, Borrower shall not do any of the following:

        6.1 TYPE OF BUSINESS; MANAGEMENT; CHANGE OF CONTROL. Make any substantial change in the character of its business or make any change in its executive management with respect to Thomas Sinton or Steven Klei.

        6.2 CHANGE OF NAME. (a) Change its legal name, trade names, or trade styles unless (i) Borrower gives Lender 30 days' prior written notice thereof, and (ii) Borrower executes and delivers such additional agreements, instruments and documents as Lender shall reasonably require to maintain Lender's perfected security interests in the Collateral; or (b) add any new trade names or trade styles unless (i) Borrower gives Lender written notice thereof prior to or concurrently with the addition of any new trade name or trade style, and (ii) Borrower executes and delivers such additional agreements, instruments and documents as Lender shall reasonably require to maintain Lender's perfected security interest in the Collateral.

        6.3 CHANGE OF STATE OF INCORPORATION. Change its state of incorporation or formation.

        6.4 OUTSIDE INDEBTEDNESS FOR BORROWED MONEY. Create, incur, assume or permit to exist any indebtedness for borrowed money other than (a) Loans from Lender pursuant to this Agreement, (b) indebtedness for purchase money loans, and (c) indebtedness for other borrowed money which, in the aggregate, does not exceed $10,000,000 outstanding at any time (unless Lender in its sole and absolute discretion agrees in writing to any amounts in excess of $10,000,000).



                                      27.

        6.5 LIENS AND ENCUMBRANCES. Create, incur, permit to exist, or assume any mortgage, pledge, encumbrance, Lien or charge of any kind upon any asset now owned or hereafter acquired by it, other than Permitted Liens.

        6.6 LOANS, INVESTMENTS; SECONDARY LIABILITIES. (a) Except for Permitted Investments, directly or indirectly make any loans or advances to any Person other than in the ordinary and normal course of its business as now conducted, or directly or indirectly make any capital contribution to, or acquire, own or make any investment in the securities of, any Person; provided that loans and advances to officers of Borrower, in an aggregate outstanding amount not to exceed $1,000,000, are not prohibited by this Section 6.6; (b) Directly or indirectly guarantee or otherwise become liable upon the obligation of any Person, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business as now conducted.

        6.7 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Except for Permitted Investments, purchase or otherwise acquire the assets or business of any Person without prior written consent of Lender; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same, other than
(a) transfers of Inventory in the ordinary course of Borrower's business; (b) transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (c) transfers of surplus, worn-out or obsolete equipment; (d) acquisitions by Borrower in which, on an aggregate basis and in each of Borrower's fiscal years, the purchase price paid or agreed to be paid by Borrower does not exceed: delivery of stock in Borrower having a market value of $5,000,000 and cash or other assets having a market value of $1,000,000; (e) joint ventures which do not create an Event of Default under any other provision in the Loan Documents; (f) transfers of fixed assets are part of a sale-leaseback transaction; and (g) other transfers made for reasonably equivalent value in the ordinary course of Borrower's business provided that the proceeds thereof or property received in exchange therefor continue to be part of the Collateral.

        6.8 DISTRIBUTIONS; DIVIDENDS. Make or agree to make any cash distribution or declare or pay any cash dividend on any of its Stock now outstanding or hereafter issued or purchase, redeem or retire any of such Stock.

        6.9 SUBORDINATED LIABILITIES. Make any unscheduled payments of interest or payments of principal on any Subordinated Debt, without Lender's prior written consent.

        6.10 TRANSACTIONS WITH SUBSIDIARIES AND AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Subsidiary or Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.



                                      28.

        6.11 PENSION PLANS. Except in compliance with this Agreement, enter into, maintain, or make contribution to, directly or indirectly, any pension plan that is subject to ERISA.

        6.12 SUBORDINATION OF INDEBTEDNESS. Subordinate any indebtedness due to it from any Person to indebtedness of other creditors of such Person.

        6.13 INTELLECTUAL PROPERTY AGREEMENTS. Permit the inclusion in any contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in favor of Lender of Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral; except that a prohibition on Borrower granting a security interest in its rights as licensee under a software licensing agreement shall not constitute a breach of this Section 6.13.

        6.14 NO FURTHER NEGATIVE PLEDGES. Enter into or become subject to any agreement (other than this Agreement or the Loan Documents) (a) prohibiting the guaranteeing by Borrower of any obligations, (b) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of Borrower whether now owned or hereafter acquired, or (c) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.

        6.15 ACCOUNTS RECEIVABLE. Sell or assign any Account, account receivable, note or trade acceptance, except to Lender, and except for sales or assignments in amounts of $200,000 or less.

7.     FINANCIAL COVENANTS

Borrower agrees that until the full and final payment of the Obligations and the termination of all obligations of Lender hereunder, and unless Lender shall otherwise consent in writing, Borrower shall:

        7.1 PROFITABILITY. Maintain, on a quarterly basis, net profit before client acquisition costs, of at least 90% of the projected profit, as set forth in the projections provided by Borrower to Lender pursuant to Section 5.5.7 of this Agreement.

        7.2 CASH. Maintain, on a monthly basis and at the time each Loan is requested (excluding the amount of the Loan requested), a minimum of $35,000,000 in Cash Equivalents in deposit accounts maintained at Lender or in the possession of Lender, no portion of which is subject to any Lien or encumbrance in favor of any Person other than Lender.

        7.3 EFFECTIVE TANGIBLE NET WORTH. Maintain at all times an Effective Tangible Net Worth of not less than $46,000,000.

8.     EVENTS OF DEFAULT

The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:



                                      29.

        8.1 FAILURE TO PAY. Failure to pay any principal when due; or failure to pay any interest or other sums due to Lender under this Agreement or any other Loan Document within three Business Days of the date due.

        8.2 BREACH OF REPRESENTATIONS AND WARRANTIES, AFFIRMATIVE, NEGATIVE OR FINANCIAL COVENANTS. Failure of Borrower to observe or perform any term or condition set forth in Article 5, Article 6, or Article 7 hereof.

        8.3 BREACH OF OTHER COVENANTS. Failure of Borrower to observe or perform any term or condition of this Agreement (other than those terms and conditions described in Sections 8.1 and 8.2 hereof), and such failure continues for 30 days after the earlier of (a) Borrower's discovery or knowledge of such failure and (b) Lender's dispatch of notice to Borrower of such failure.

        8.4 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or in any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be or become false or misleading in any material respect, or if any such representation, warranty, statement or certification is withdrawn.

        8.5 BREACH UNDER ANY OTHER LOAN DOCUMENT. Any default or event of default, as the case may be, in the observance or performance by Borrower or any other Person (excluding Lender) or any term or condition of any other Loan Document or any other document, instrument or agreement with or in favor of Lender entered into by or binding upon Borrower or any such other Person, and the continuation thereof beyond any applicable period of grace or cure provided with respect thereto.

        8.6 DEFAULT UNDER AGREEMENTS WITH OTHER PERSONS. Any default by Borrower in the payment of any Indebtedness (other than Indebtedness owing to Lender), or in the observance or performance of any conditions, covenants or agreements related or given with respect thereto or any other agreement, the failure to perform under which could constitute a Material Adverse Change and, in each case, continuation thereof beyond any applicable grace or cure period with respect thereto.

        8.7 JUDGMENTS. One or more judgments or decrees for the payment of money in excess of the sum of $500,000, in the aggregate, or any writ or warrant of attachment or similar process is entered, filed or rendered against Borrower, and such judgment(s) or decree(s) shall remain unvacated, unbonded or unstayed, by appeal or otherwise, for a period of 30 consecutive days after the date of entry.

        8.8 OWNERSHIP/MANAGEMENT. If (a) there shall be any change in the position or role of Thomas Sinton or Steven Klei in the management of Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Borrower by persons who were neither (i) nominated by the Board of Directors of Borrower nor (ii) appointed by directors so nominated.



                                      30.

        8.9 ERISA COMPLIANCE. Failure by Borrower to meet the minimum funding requirements under ERISA with respect to any pension plan established or maintained by it; the occurrence of any "reportable event," as defined in ERISA, which could constitute grounds for termination by the PBGC of any pension plan or for the appointment by the appropriate United States District Court of a trustee to administer such pension plan, and such reportable event is not corrected and such determination is not revoked within 30 days after notice thereof has been given to the plan administrator or Borrower, as the case may be; or the institution of any proceedings by the PBGC to terminate any such pension plan or to appoint a trustee by the appropriate United States District Court to administer such pension plan.

        8.10 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for, consent to or acquiesce in the appointment of a trustee, receiver, liquidator, conservator or custodian for it or for a substantial part of its property or business.

        8.11 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall not be dismissed within 30 days thereafter.

        8.12 SECURITY INTEREST. This Agreement or any other Loan Document ceases to be in full force and effect (including the failure of this Agreement or any other Loan Document to create a valid and perfected security interest or lien on the Collateral) at any time and for any reason.

        8.13 CESSATION OF BUSINESS. Borrower shall voluntarily suspend its business.

        8.14 MATERIAL ADVERSE CHANGE. Any change which, in the opinion of Lender, has resulted or could result in a Material Adverse Change.

        8.15 ATTACHMENTS. If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 10 days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within 10 days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no credit extensions will be required to be made during such stay period).

        8.16 OTHER DEFAULTS. Borrower shall commit or do or fail to commit or do any act or thing which would constitute an event of default under any of the terms of any other material agreement,



                                      31.
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document or instrument executed or to be executed by it concerning the obligation to pay money, in excess of $100,000.

9.     LENDER'S RIGHTS AND REMEDIES UPON EVENT OF DEFAULT

        9.1 RIGHTS AND REMEDIES. Upon the occurrence of and during the continuance of an Event of Default, Lender may without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               9.1.1 Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 8.11, all Obligations shall become immediately due and payable without any action by Lender;

               9.1.2 Terminate the commitment of Lender to lend and cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the other Loan Documents, or under any other agreement between Borrower and Lender; provided, however, that Lender shall have no duty to make advances while any Event of Default or Unmatured Event of Default exists notwithstanding any cure period provided for herein;

               9.1.3 Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting Lender's rights and security interests in the Collateral and without affecting the Obligations;

               9.1.4 Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Lender reasonably considers advisable;

               9.1.5 Without notice or demand upon Borrower, collect the Accounts and Inventory proceeds and give notice of assignment to any and all account debtors;

               9.1.6 Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to deliver or make available to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating thereto as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;



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               9.1.7 Without notice to or demand upon Borrower, set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

               9.1.8 Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1 during the continuance of an Event of Default, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

               9.1.9 Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate; provided, however, that Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale;

               9.1.10 Lender may credit bid and purchase at any public sale, or at any private sale as permitted by law;

               9.1.11 In addition to any other rights, relief or remedies afforded Lender, to the extent permitted by applicable law without notice to or consent and completely without regard to the adequacy of any security for the Obligations, Lender may have a receiver appointed as a matter of right, who may be an employee of Lender and may serve without bond, and all fees of such receiver and his or her attorney shall become part of the Obligations secured by this Agreement and payable from the disposition of the Collateral, payable upon demand with interest at the rate applicable to Loans hereunder until repaid, and such receiver, in addition to any other rights to which he shall be entitled, shall be authorized to sell, foreclose or conduct a complete foreclosure on all Collateral contemplated by this Agreement for the benefit of Lender, pursuant to provisions of applicable law; and

               9.1.12 Any deficiency that exists after disposition of the Collateral as provided above shall be paid immediately by Borrower.

        9.2 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's designated officers, employees or agents) as Borrower's true and lawful attorney to, upon the occurrence and during the continuance of an Event of Default: (a) send requests for verification of Accounts or notify account debtors of Lender's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Lender's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under



                                      33.

and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable;
(g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; (h) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Lender without first obtaining Borrower's approval of or signature to such modification by including reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims to have any right, title or interest; and (i) transfer the Intellectual Property Collateral into the name of Lender or a third party to the extent permitted under the Code; provided, however, that Lender or any of its designees or attorneys-in-fact may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 3.1.3, and to do any and all things necessary in the name and on behalf of Borrower in order to perfect, or continue the perfection of, Lender's security interests in the Collateral, regardless of whether an Event of Default has occurred or is continuing. Borrower agrees that neither Lender, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 9.2, other than as a result of its or their breach of contract or gross negligence or willful misconduct. The appointment of Lender as Borrower's attorney in fact and each and every one of Lender's rights and powers granted under this Section 9.2, being coupled with an interest, shall be irrevocable until all of the Obligations have been indefeasibly paid in full, Lender's obligation to provide advances hereunder has been terminated, and all Borrower's duties hereunder have been performed in full.

        9.3 ACCOUNTS COLLECTION. At any time during the term of this Agreement, Lender may notify any Person owing funds to Borrower of Lender's security interest in such funds and verify the amount of such Account. If an Event of Default has occurred and is continuing, Lender may, at its election, collect such funds directly from the Account debtors.

        9.4 PAYMENT OF EXPENSES BY LENDER. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Lender deems necessary to protect Lender from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in
Section 5.3 hereof, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall be immediately due and payable, and shall bear interest at the rate applicable to the Loans from time to time, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

        9.5 NO OBLIGATION TO PURSUE OTHERS. Lender shall have no obligation to attempt to satisfy the Obligations by collecting them from any third Person which may be liable for them or any



                                      34.

portion thereof, and Lender may release, modify or waive any collateral provided by any other Person as security for the Obligations or any portion thereof, all without affecting Lender's rights against Borrower. Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

        9.6 COMPLIANCE WITH OTHER LAWS. Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

        9.7 WARRANTIES. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

        9.8 SALES ON CREDIT. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event that the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

        9.9 NO MARSHALING. Lender shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of the Obligations or any other obligation owned to Lender by Borrower or any other Person.

        9.10 GOVERNMENT CONSENTS. Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any federal, state, local or other governmental authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

        9.11 LENDER'S LIABILITY FOR COLLATERAL. So long as Lender complies with its obligations under the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. So long as Lender complies with its obligations under the Code, all risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

        9.12 WAIVER OF DEFAULTS. No Event of Default shall be waived by Lender except in a written instrument specifying the scope and terms of such waiver and signed by an authorized officer of Lender, and such waiver shall be effective only for the specific time(s) and purpose(s) given. No single or partial exercise of any right, power, or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Lender's rights. No waiver of any Event of Default shall extend to



                                      35.

any other or further Event of Default. No forbearance on the part of Lender in enforcing any of its rights or remedies hereunder or any of the other Loan Documents shall constitute a waiver of any of its rights or remedies. Borrower expressly agrees that this Section may not be waived or modified by Lender by course of performance, estoppel or otherwise.

        9.13 REMEDIES CUMULATIVE. Lender's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative and not alternative. Lender shall have all other rights, powers and remedies not inconsistent herewith as provided under the Code, by law, or in equity against Borrower or any other person, including but not limited to Lender's rights of setoff or banker's lien. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given.

        9.14 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

10.    MISCELLANEOUS PROVISIONS

        10.1 OTHER LOAN(S). Any loan made by Lender to Borrower after the date of this Agreement and other obligations outstanding from Borrower to Lender are subject to the terms and conditions of this Agreement unless otherwise agreed in writing by Borrower and Lender. The interest rate, payments of principal and interest and the other terms contained in any note(s) evidencing any prior loan(s) made by Lender to Borrower shall remain in full force and effect, and Borrower ratifies the continuing effectiveness of any such prior note(s) and agrees to continue to make payments in accordance with the terms thereof.

        10.2 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Lender or any holder of notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note (s) issued in connection with a Loan that Lender may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        10.3 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by Borrower, therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance(s) and for the specific time(s) and purposes(s) for which given.



                                      36.

        10.4 CONSTRUCTION; INTERPRETATION.

               10.4.1 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

               10.4.2 Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in writing by Lender. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. All accounting terms shall have the meanings applied under GAAP unless otherwise specified. All section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.

               10.4.3 Each covenant hereunder shall be given independent effect so that if a particular action or condition is not permitted by such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default.

        10.5 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the other Loan Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        10.6 COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, together with the other Loan Documents, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

        10.7 LENDER'S EXPENSES AND ATTORNEY'S FEES. If, at any time or times regardless of whether an Event of Default then exists, Lender pays or incurs legal or accounting expenses or any other costs or expenses in connection with
(a) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan



                                      37.

Documents, (b) the administration of this Agreement or any of the other Loan Documents and the transactions or the Collateral contemplated hereby and thereby, (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, or any other person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs, (d) any attempt to enforce any rights of Lender against Borrower or any other person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, whether or not suit is filed, or
(e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, then all such legal and accounting expenses (including all reasonable attorneys' fees) together with all other costs and expenses of Lender shall be payable by Borrower without demand after notice, and Borrower shall promptly pay all such amounts payable to Lender under this Section 10.7, and all such amounts shall be secured by the Collateral and shall bear interest from the date of such notice until paid in full at the rate applicable to the Loans from time to time. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

        10.8 TAXES AND FEES. Should any tax (other than a tax based upon the net income of Lender including franchise taxes payable by Lender) or recording or filing fee become payable in respect of this Agreement or any of the Loan Documents, any of the Collateral, or any amendment, modification or supplement hereof or thereof, Borrower agrees to pay such taxes (or reimburse Lender therefor), together with any interest or penalties thereon, and agrees to hold Lender harmless with respect thereto.

        10.9 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; DISCLOSURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations under this Agreement without Lender's prior written consent and any prohibited assignment or transfer by Borrower shall be absolutely void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any such actual or potential assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or its financial condition and business activities. To the extent that Lender assigns its rights and obligations hereunder to a third Person, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

        10.10 APPLICABLE LAW. This Agreement, the other Loan Documents and any and all other agreements and instruments required by Lender in connection therewith shall be governed by and construed according to the internal laws of the state of California, except to the extent that the Code provides for the application of the laws of another state and except to the extent expressed to the contrary in any of the Loan Documents. Whenever possible, each provision of this Agreement shall be



                                      38.

interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.11 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (unless expressly provided to the contrary). If personally delivered or faxed, such notices shall be effective when delivered or received, and in the case of mailing, such notices shall be effective 2 Business Days after sending by first class mail, postage prepaid, in each case addressed to the parties as set forth on the signature page of this Agreement, or to such other address as a party shall have designated to the other in writing in accordance with this Section. The giving of at least 5 days' notice before Lender shall take any action described in any notice shall conclusively be deemed reasonable for all purposes; provided, that this shall not be deemed to require Lender to give such 5 days' notice, or any notice, if not specifically required to do so in this Agreement.

        10.12 FURTHER ACTION. Borrower shall, from time to time, upon written request of Lender, promptly make, execute acknowledge and deliver, or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and promptly take all such further action as may be required to carry out the intent and purpose of this Agreement and the other Loan Documents, and to provide for the Loans under and payment of the Notes, according to the intent and purpose herein and therein expressed.

        10.13 SEVERABILITY. In case any one or more of the obligations of Borrower under this Agreement, any Note, or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Borrower under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

        10.14 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All terms, covenants, agreements, representations and warranties of Borrower made herein or in any of the Loan Documents, or in any certificate, report, financial statement or other document furnished by or on behalf of Borrower in connection with this Agreement or any of the Loan Documents, shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on Lender's behalf, and those covenants and agreements of Borrower in this Agreement (together with any other indemnities of Borrower contained elsewhere in this Agreement or in any of the Loan Documents) shall survive the termination of this Agreement and the repayment in full of the Indebtedness.

        10.15 EFFECTIVE UPON EXECUTION. This Agreement shall become effective upon the execution hereof by Lender and Borrower and shall remain effective until the Indebtedness under this Agreement and each of the Notes shall have been repaid and discharged in full and no commitment to extend any credit hereunder (whether optional or obligatory) remains outstanding.



                                      39.

        10.16 CONFIDENTIALITY. In handling any confidential information, Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosures of such information may be made: (a) to the subsidiaries or Affiliates of Lender in connection with their present or prospective business relations with Borrower; (b) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower; (c) as required by law, regulations, rule or order, subpoena, judicial order or similar order; (d) as may be required in connection with the examination, audit or similar investigation of Lender; and (e) as Lender may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either:
(i) is in the public domain or in the knowledge or possession of Lender when disclosed to Lender, or becomes part of the public domain after disclosure to Lender through no fault of Lender; or (ii) is disclosed to Lender by a third party, provided Lender does not have actual knowledge that such third party is prohibited from disclosing such information.

        10.17 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and every part hereof.

        10.18 WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED BORROWER AND EACH LENDER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE INTERPRETATION, PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        This Agreement is duly executed on behalf of each of the parties hereto by duly authorized officers as of the date first above written.

COMERICA BANK-CALIFORNIA,                    PROBUSINESS SERVICES, INC.,
a California banking corporation             a Delaware corporation

By: /s/ Matt S. Wright                       By: /s/ Steven E. Klei
   --------------------------------             --------------------------------

Name: Matt S. Wright                         Name:  Steven E. Klei
     ------------------------------               ------------------------------

Title: Corporate Banking Officer             Title: Executive Vice President,
      -----------------------------                 Finance, Chief Financial
                                                    Officer and Secretary

ADDRESS FOR NOTICES:



                                      40.

1331 North California Blvd.                  Address for Notices:
Suite 400                                    4125 Hopyard Road
Walnut Creek, California 94596               Pleasanton, California 94588
Facsimile No.:  (925) 941-1999               Facsimile No.: (925) 598-2285



                                      41.

                                   APPENDIX A

                               GENERAL DEFINITIONS

When used in the Loan and Security Agreement dated as of December 21, 2001 by and between ProBusiness Services, Inc., a Delaware corporation, and Comerica Bank-California, a California banking corporation, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        Accounts - all presently existing and hereafter arising accounts, accounts receivable, contract rights and other forms of monetary obligations and receivables (including healthcare receivables) owing to Borrower, and any credit insurance, guaranties, or security therefor, irrespective of whether earned by performance.

        ACH/Daylight Overdraft Facility - a facility that may previously have been established, or that may hereafter be established, between Lender and Borrower, pursuant to which Lender may pay overdrafts on one or more deposit accounts maintained by Borrower with Lender, subject to the terms and conditions of the agreement governing such facility.

        Affiliate - shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Schedules and Exhibits thereto, and this Appendix A, together with all amendments, modifications and supplements thereto, and restatements thereof.

        Bankruptcy Code - the United States Bankruptcy Code (11 U.S.C.Section 101 et seq.), as amended, and any successor statute.

        Base Lending Rate - the variable per annum rate equal to the Base Rate plus the Base Lending Rate Margin.

        Base Lending Rate Margin - negative 0.50 percentage points (negative fifty basis points).

        Base Lending Rate Portion - any portion of any Loan so designated in accordance with this Agreement.

        Base LIBOR - as applied to any Interest Period for a LIBOR Lending Rate Portion, shall mean the rate equal to the arithmetic mean (rounded upward to the nearest one- hundredth of one percent (.01%)) of: (i) the offered rates per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the LIBOR Business Day that is two (2) LIBOR Business Days prior to the first day of such Interest Period, in each case if at least four (4) such offered rates appear on such page, or (ii) if clause (i) is inapplicable, (a) the offered rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Telerate Monitor on Telerate Screen 3750 on the LIBOR Business Day that is two (2) LIBOR Business Days prior to the first day of such Interest Period; or (b) if subclause (a) is inapplicable, the arithmetic mean (rounded upward to the nearest one-hundredth of one percent (.01%)) of the interest rates per annum offered by at least three (3) prime banks selected by Lender at approximately 11:00 a.m., London time, on the LIBOR Business Day that is two (2) LIBOR Business Days prior to such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such Interest Period in an amount equal to the amount to which the LIBOR Rate shall apply.

        Base Rate - means that variable rate of interest so announced by Lender at its headquarters office in San Jose, California as its "Base Rate" from time to time, which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and which rate may not be the lowest rate of interest charged by Lender to any of its customers.

        Borrower's Books - means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

        Business Day - any day that is not a Saturday, Sunday, or other day on which banks in the State of California or federal offices are authorized or required to close.

        Cash Equivalents - the sum outstanding, at any one time, of (i) all cash (as such term is used in accordance with generally accepted accounting principles in the United States) held by Borrower at such time plus (ii) the fair market value of all investments at such time made by Borrower in accordance with its investment policy as set forth in Schedule 3.

        Chattel Paper - all chattel paper (including tangible chattel paper and electronic chattel paper) (as such terms are defined in the Code).

        Closing Date - the date of the making of the initial Loan under the Agreement.

        Code - the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, effective July 1, 2001. Any and all terms used in the Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

        Collateral - all of Borrower's right, title, and interest in and to each of the following:

                (a) the Accounts;

                (b) Borrower's Books;

                (c) the Chattel Paper;

                (d) the Deposit Accounts;

                (e) the General Intangibles;

                (f) the Inventory;

                (g) the Investment Property;

                (h) the Letter of Credit Rights;

                (i) the Negotiable Collateral;

                (j) the Intellectual Property Collateral;

                (k) the Supporting Obligations;

                (l) any money or other assets of Borrower (other than equipment) that now or hereafter come into the possession, custody, or control of Lender; and

                (m) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, or other tangible or intangible property received or receivable from the sale, exchange, collection, lease, license, use or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

        provided, however, that Collateral shall not include Borrower's rights as licensee under a software licensing agreement if such agreement prohibits Borrower from granting a security interest in those rights.

        Copyrights - any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

        Deposit Account - any demand, time, savings, passbook or similar account now or hereafter maintained by or for the benefit of Borrower with an organization that is engaged in the business of banking including a bank, savings bank, savings and loan association, credit union and trust companies, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

        Documents - any and all documents and documents of title, including documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Borrower, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Borrower for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in an manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

        Effective Tangible Net Worth - as of any date of determination, the sum of Borrower's total stockholder's equity, less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, "Other Comprehensive Income" as that term is used in Borrower's financial statements, and any amounts due from stockholders, officers and Affiliates.

        Environmental Law(s) - means all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials.

        Event of Default - has the meaning set forth in Article 8 hereof.

        Funded Debt - as of any date of determination, all liabilities of Borrower of whatever nature or duration including indebtedness for borrowed money, obligations under capital leases, and all other indebtedness owed to other Persons (including obligations under capital leases and letter of credit obligations), excluding trade debt incurred in the ordinary course of business to suppliers.

        GAAP - generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

        General Intangibles - all of Borrower's present and future general intangibles and other personal property (including payment intangibles, electronic Chattel Paper, contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, trade secrets, inventions, copyrights, blueprints, drawings, plans, diagrams, schematics, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, software, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

        Governmental Authority - any federal, state, local or other governmental instrumentality or authority or subdivision thereof, domestic or foreign.

        Indebtedness - all (a) obligations of Borrower for borrowed money, (b) obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, or other financial products, (c) obligations of Borrower under capital leases,
        (d) obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

        Insolvency Proceeding - any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        Instruments - any and all negotiable instruments, and every other writing which evidences a right to the payment of a monetary obligation, in each case whether now existing or hereafter acquired.

        Intellectual Property Collateral - all of Borrower's right, title, and interest in and to the following:

                (a) Copyrights, Trademarks and Patents;

                (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                (c) Any and all design rights which may be available to Borrower now or hereafter existing, creating, acquired or held;

                (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

                (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

                (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        Interest Period - with respect to each LIBOR Lending Rate Portion, the period commencing on the date of such LIBOR Lending Rate Portion and ending on the numerically corresponding day one (1), two (2), three (3) or six (6) months thereafter as Borrower may elect pursuant to the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, however, that:

                (a) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

                (b) any Interest Period which begins on the last LIBOR Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR

        Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

                (c) no Interest Period may extend beyond the maturity date for the applicable Loan.

        Inventory - all of Borrower's presently existing and hereafter acquired goods (including software imbedded in such goods), merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment, or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's business, and shall include any returns or repossessions thereof and all property rights, patents, copyrights, trademarks, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

        Investment Property - any and all of Borrower's presently existing and hereafter acquired investment property (as defined in the Code).

        Lending Office - Lender's office located at its address set forth on the signature pages hereof, or such other office of Lender as it may hereafter designate as its Lending Office by notice to Borrower.

        Letter of Credit Rights - any and all of Borrower's presently existing and hereafter acquired letter of credit rights (as defined in the Code).

        LIBOR Business Day - any Business Day on which major commercial banks are open for international business (including dealings in dollar deposits) in Los Angeles, California and London, England.

        LIBOR Lending Rate - with respect to a LIBOR Lending Rate Portion, the rate per annum (rounded upwards if necessary to the nearest whole one-hundredth of one percent (.01%)), determined as the sum of: (a) the quotient of: (i) Base LIBOR for the relevant Interest Period of such LIBOR Lending Rate Portion; divided by (ii) the number equal to one hundred percent (100%) minus the LIBOR Reserve Percentage with respect to such Interest Period; plus (b) the LIBOR Lending Rate Margin. The LIBOR Lending Rate shall be adjusted automatically on the effective date of any change in the LIBOR Reserve Percentage, such adjustment to affect any LIBOR Lending Rate Portion outstanding on such effective date to the extend such change is applied retroactively to eurocurrency funding of a member bank in the Federal Reserve System. Each determination of a LIBOR Lending Rate by Lender, including, but not limited to, any determination as to the applicability or allocability of reserves to eurocurrency liabilities or as to the amount of such reserves, shall be conclusive and final in the absence of manifest error.

        LIBOR Lending Rate Margin - 2.25 percentage points (two hundred twenty-five basis points).

        LIBOR Lending Rate Portion - any portion of any Loan so designated in accordance with this Agreement.

        LIBOR Reserve Percentage - for any Interest Period of any LIBOR Lending Rate Portion, the daily average of the stated maximum rate (rounded upward to the nearest one-hundredth of one percent (.01%)), as determined by Lender in accordance with its usual procedures (which determination shall be conclusive in the absence of manifest error), at which reserves are required to be maintained during such Interest Period by Lender (including supplemental, marginal, and emergency reserves) under Regulation D by Lender against eurocurrency liabilities (as such term is defined in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Lender from time to time under Regulation D. Without limitation the generality of the foregoing, the LIBOR Reserve percentage shall include any other reserves required to be maintained by Lender against (i) any category of liabilities that includes deposits by reference to which the LIBOR Lending Rate for a LIBOR Lending Rate Portion is being determined and (ii) any category of extension of credit or other assets that includes LIBOR Lending Rate Portion.

        Lien - any lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and any agreement to grant any lien or security interest, and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

        Loan Account - the Revolving Loan Account.

        Loan Documents - the Agreement, all promissory notes executed by Borrower in favor of Lender, any security agreements, guaranties, mortgages, deeds of trust, environmental agreements, financing statements, guaranties or subordination agreements with or in favor of Lender that relate to this Agreement, and any other instruments, documents, or agreements entered into or effective, now or in the future, in connection therewith.

        Loans - all loans and advances of any kind made by Lender to Borrower pursuant to the Agreement.

        Long Term Capital Leases - as of any date of determination, all lease obligations of Borrower or renewals or extensions thereof whose remaining term exceeds 1 year.

        Long Term Debt - as of any date of determination, all debts and other obligations of Borrower for borrowed money and all renewals or extensions thereof whose remaining term exceeds 1 year.

        Material Adverse Change - a material adverse effect on (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower; (b) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole; (c) the ability of Borrower or any Subsidiary or Affiliate or Borrower to perform its obligations under the Loan Documents to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral,
        (d) the value of the Collateral or the amount that Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (e) the validity or enforceability of this Agreement, the other Loan Documents, or the rights and remedies of Lender hereunder or thereunder; or (f) the priority of Lender's liens with respect to the Collateral.

        Maximum Revolving Amount - the amount set forth in Section 1.1.1 of this Agreement.

        Negotiable Collateral - all of Borrower's present and future letters of credit, advises of credit, certificates of deposit, notes, drafts, money, Instruments, Documents, and tangible Chattel Paper.

        Notice of Borrowing - an irrevocable notice from Borrower to Lender of Borrower's request for a Borrowing, pursuant to the terms of Section
        1.1.3 and in the form of Exhibit 1 hereto.

        Notice of Continuation - a written notice given pursuant to the terms of
        Section 1.8 and in the form of Exhibit 3 hereto.

        Notice of Conversion - a written notice given pursuant to the terms of
        Section 1.8 and in the form of Exhibit 2 hereto.

        Obligations - all Loans, advances, debt, principal, interest, fees, expenses, costs and other amounts owed to Lender by Borrower pursuant to this Agreement, any other agreement, or otherwise, together with all guaranties, covenants and duties owing by Borrower to Lender of any kind or description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any interest, fees, expenses, costs and other amounts owed to Lender that but for the provisions of the Bankruptcy Code would have accrued after the commencement of any

        Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

        Patents - all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues extensions and continuations-in-part of the same.

        Permitted Investments - all (a) investments existing on the Closing Date disclosed in Schedule 2 and (b) securities acquired in accordance with the investment policy approved by Borrower's Board of Directors, as set forth in Schedule 3.

        Permitted Liens - any: (a) Liens approved in writing by Lender or arising under this Agreement or the other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests; (c) pledges or deposits under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation; (d) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanic's liens; (e) Liens on equipment or other fixed assets in which Lender does not have a security interest; (f) Cash Equivalents pledged by Borrower in the ordinary course of its business under any interest rate swap or similar hedging arrangement, provided, however, that Borrower may not pledge Cash Equivalents in Deposit Accounts maintained at Lender or in the possession of Lender to any Person other than Lender.

        Person - any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        Real Property - means any estates or interests in real property now owned or hereafter acquired by Borrower.

        Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended or supplemented from time to time.

        Responsible Officer - the chief executive officer, chief financial officer or chief operating officer of a Person, or such other officer, employee or agent of such Person designated by a Responsible Officer in a writing delivered to Lender.

        Reuters Screen LIBOR Page - the display designated as the LIBOR page on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered dates of major banks.

        Revolving Loan Account - has the meaning as set forth in Section 1.1.2 hereof.

        Revolving Loan Maturity Date - December 21, 2002.

        Stock - means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

        Subordinated Debt - means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Lender on terms reasonably acceptable to Lender (and identified as being such by Borrower and Lender).

        Subsidiary - of a Person means any corporation, partnership, limited liability company, or other entity in which (i) any general partnership interest or (ii) more than 50% of the Stock of which by the terms thereof having ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

        Supporting Obligations - any and all of Borrower's presently existing and hereafter acquired supporting obligations (as defined in the Code).

        Trademarks - any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

        Unmatured Event of Default - any condition or event which with the giving of notice or lapse of time, or both, would, unless cured or waived become an Event of Default.

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
1.      AMOUNT AND TERMS OF CREDIT .......................................................      1

        1.1 Revolving Line of Credit Commitment ..........................................      1

                1.1.1 Revolving Line of Credit ...........................................      1

                1.1.2 Revolving Loan Account; Use of Proceeds ............................      2

                1.1.3 Requests for Revolving Loans/Approval by Lender ....................      2

                1.1.4 Revolving Loan Interest ............................................      2

        1.2 Interest Rates ...............................................................      2

                1.2.1 Interest Rate Options ..............................................      2

                1.2.2 Default Rate .......................................................      3

                1.2.3 Computation of Interest ............................................      3

                1.2.4 Maximum Interest Rate ..............................................      3

        1.3 Letter of Credit Sublimit ....................................................      3

                1.3.1   Issuance of Letters of Credit ....................................      3

                1.3.2 Procedure for Issuance of Letters of Credit ........................      4

                1.3.3 Fees, Commissions and Other Charges ................................      4

                1.3.4 Reimbursement Obligations ..........................................      4

                1.3.5 Obligations Absolute ...............................................      5

                1.3.6 Letter of Credit Payments ..........................................      6

                1.3.7 Outstanding Letters of Credit Following Event of Default ...........      6

                1.3.8 Governing Law ......................................................      6

        1.4 Loan Fees ....................................................................      6



                                       i.

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                1.4.1 Commitment Fee .....................................................      6

                1.4.2 Unused Facility Fee ................................................      7

                1.4.3 Costs and Expenses .................................................      7

        1.5 Late Charges .................................................................      7

        1.6 Repayment ....................................................................      7

                1.6.1 Payment on Revolving Loan Maturity Date ............................      7

                1.6.2 Optional Prepayment ................................................      7

                1.6.3 Repayment Procedure ................................................      7

        1.7 Notice of Borrowing Requirements .............................................      7

        1.8 Conversion or Continuation Requirements ......................................      8

        1.9 LIBOR Costs ..................................................................      9

        1.10 Illegality; Impossibility ...................................................     10

        1.11 Impracticability ............................................................     10

        1.12 Increased Risk-Based Capital Cost ...........................................     11

        1.13 Note ........................................................................     11

        1.14 Payments on Non-Business Day ................................................     11

        1.15 Collection of Payments ......................................................     11

                1.15.1 Automatic Payments ................................................     12

                1.15.2 Other Payments ....................................................     12

        1.16 Receipt of Payments by Lender ...............................................     12

2.      CREATION OF SECURITY INTEREST ....................................................     13

        2.1 Grant of Security Interest ...................................................     13

        2.2 Authorization to File Financing Statements/Documents to Perfect Security
                Interest in Intellectual Property Collateral .............................     13
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        2.3 Negotiable Collateral ........................................................     14

        2.4 Investment Property ..........................................................     14

        2.5 Delivery of Additional Documentation Required ................................     14

        2.6 Right to Inspect .............................................................     15

        2.7 Bailees and Other Third Parties in Possession ................................     15

        2.8 Control Agreements ...........................................................     15

3.      CONDITIONS PRECEDENT .............................................................     15

        3.1 Conditions Precedent to Initial Loan/Letter of Credit ........................     15

                3.1.1 Note ...............................................................     15

                3.1.2 Security Agreement .................................................     15

                3.1.3 Financing Statements and Perfection of Security Interest ...........     15

                3.1.4 Search Results .....................................................     16

                3.1.5 Due Diligence ......................................................     16

                3.1.6 Insurance ..........................................................     16

                3.1.7 Organizational Documents ...........................................     16

                3.1.8 Authorizations .....................................................     16

                3.1.9 Good Standing ......................................................     16

                3.1.10 Additional Equity .................................................     16

                3.1.11 Executed Agreement ................................................     16

                3.1.12 Certificates of Title .............................................     16

                3.1.13 Collateral Access Agreements ......................................     17

                3.1.14 Control Agreements ................................................     17

                3.1.15 Payment of All Fees and Expenses ..................................     17

                3.1.16 Material Adverse Change ...........................................     17
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                3.1.17 Additional Documents ..............................................     17

        3.2 Conditions Precedent to All Loans/Letters of Credit ..........................     17

                3.2.1 Borrowing Request ..................................................     17

                3.2.2 Representations and Warranties .....................................     17

                3.2.3 Defaults ...........................................................     17

4.      REPRESENTATIONS AND WARRANTIES OF BORROWER .......................................     17

        4.1 Existence and Rights .........................................................     17

        4.2 Agreement Authorized .........................................................     18

        4.3 No Conflict ..................................................................     18

        4.4 Litigation ...................................................................     18

        4.5 Financial Condition ..........................................................     18

        4.6 Title to Assets ..............................................................     19

        4.7 Name; State of Incorporation; Location of Chief Executive Office .............     19

        4.8 Subsidiaries .................................................................     19

        4.9 Tax Status ...................................................................     19

        4.10 Trademarks, Trade Names, Copyrights, Patents ................................     19

        4.11 Regulatory Compliance .......................................................     19

        4.12 ERISA .......................................................................     19

        4.13 Solvency, Payment of Debts ..................................................     20

        4.14 Full Disclosure .............................................................     20

        4.15 Enforceability; Priority of Security Interest ...............................     20

        4.16 Other Financing Statements ..................................................     20

        4.17 Intellectual Property Collateral ............................................     20

        4.18 Assignment of Rights in Intellectual Property Collateral ....................     21
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        4.19 Environmental Representations ...............................................     21

                4.19.1 Existing Conditions ...............................................     21

                4.19.2  Existing Orders ..................................................     21

                4.19.3 Permits ...........................................................     21

        4.20 Inventory ...................................................................     21

        4.21 Location of Inventory .......................................................     22

        4.22 Inventory Records ...........................................................     22

        4.23 Commissions Due to Brokers ..................................................     22

5.      AFFIRMATIVE COVENANTS OF BORROWER ................................................     22

        5.1 Rights and Facilities ........................................................     22

        5.2 Use of Proceeds ..............................................................     22

        5.3 Insurance ....................................................................     22

        5.4 Taxes and Other Liabilities ..................................................     22

        5.5 Records and Reports ..........................................................     23

                5.5.1 Quarterly Form 10-Q ................................................     23

                5.5.2 Annual Financial Statement .........................................     23

                5.5.3 Annual Tax Return ..................................................     23

                5.5.4 Stockholder, Security and Exchange Commission Statements and
                        Reports ..........................................................     23

                5.5.5 Audit Reports ......................................................     23

                5.5.6 Compliance Certificate .............................................     23

                5.5.7 Projections ........................................................     24

                5.5.8 Accounts Receivable and Accounts Payable Agings; Inventory
                        Activity .........................................................     24

                5.5.9 List of Customers ..................................................     24
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                5.5.10 Intellectual Property .............................................     24

                5.5.11 Other Information .................................................     24

        5.6 Accounting for Client Acquisition Costs ......................................     24

        5.7 ERISA ........................................................................     24

        5.8 Laws .........................................................................     25

        5.9 Compliance with GAAP .........................................................     25

        5.10 Operating Accounts ..........................................................     25

        5.11 Notices .....................................................................     25

        5.12 Audits ......................................................................     25

        5.13 Out of Debt .................................................................     25

        5.14 Assignment of Accounts ......................................................     25

        5.15 Collection of Accounts ......................................................     25

        5.16 Preservation of Inventory ...................................................     26

        5.17 Registration of Intellectual Property Rights ................................     26

        5.18 Environmental Covenants .....................................................     27

6.      NEGATIVE COVENANTS OF BORROWER ...................................................     27

        6.1 Type of Business; Management; Change of Control ..............................     27

        6.2 Change of Name ...............................................................     27

        6.3 Change of State of Incorporation .............................................     27

        6.4 Outside Indebtedness for Borrowed Money ......................................     27

        6.5 Liens and Encumbrances .......................................................     28

        6.6 Loans, Investments; Secondary Liabilities ....................................     28

        6.7 Acquisition or Sale of Business; Merger or Consolidation .....................     28

        6.8 Distributions; Dividends .....................................................     28
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        6.9 Subordinated Liabilities .....................................................     28

        6.10 Transactions with Subsidiaries and Affiliates ...............................     28

        6.11 Pension Plans ...............................................................     29

        6.12 Subordination of Indebtedness ...............................................     29

        6.13 Intellectual Property Agreements ............................................     29

        6.14 No Further Negative Pledges .................................................     29

        6.15 Accounts Receivable .........................................................     29

7.      FINANCIAL COVENANTS ..............................................................     29

        7.1 Profitability ................................................................     29

        7.2 Cash .........................................................................     29

        7.3 Effective Tangible Net Worth .................................................     29

8.      EVENTS OF DEFAULT ................................................................     29

        8.1 Failure to Pay ...............................................................     30

        8.2 Breach of Representations and Warranties, Affirmative, Negative or
                Financial Covenants ......................................................     30

        8.3 Breach of Other Covenants ....................................................     30

        8.4 Breach of Warranty ...........................................................     30

        8.5 Breach Under Any Other Loan Document .........................................     30

        8.6 Default Under Agreements with Other Persons ..................................     30

        8.7 Judgments ....................................................................     30

        8.8 Ownership/Management .........................................................     30

        8.9 ERISA Compliance .............................................................     31

        8.10 Insolvency; Receiver or Trustee .............................................     31

        8.11 Bankruptcy ..................................................................     31
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        8.12 Security Interest ...........................................................     31

        8.13 Cessation of Business .......................................................     31

        8.14 Material Adverse Change .....................................................     31

        8.15 Attachments .................................................................     31

        8.16 Other Defaults ..............................................................     31

9.      LENDER'S RIGHTS AND REMEDIES UPON EVENT OF DEFAULT ...............................     32

        9.1 Rights and Remedies ..........................................................     32

        9.2 Power of Attorney ............................................................     33

        9.3 Accounts Collection ..........................................................     34

        9.4 Payment of Expenses by Lender ................................................     34

        9.5 No Obligation to Pursue Others ...............................................     34

        9.6 Compliance with Other Laws ...................................................     35

        9.7 Warranties ...................................................................     35

        9.8 Sales on Credit ..............................................................     35

        9.9 No Marshaling ................................................................     35

        9.10 Government Consents .........................................................     35

        9.11 Lender's Liability for Collateral ...........................................     35

        9.12 Waiver of Defaults ..........................................................     35

        9.13 Remedies Cumulative .........................................................     36

        9.14 Demand; Protest .............................................................     36

10. MISCELLANEOUS PROVISIONS .............................................................     36

        10.1 Other Loan(s) ...............................................................     36

        10.2 Failure or Indulgence Not Waiver ............................................     36

        10.3 Amendments and Waivers ......................................................     36
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        10.4 Construction; Interpretation ................................................     37

        10.5 Cumulative Effect; Conflict of Terms ........................................     37

        10.6 Counterparts; Entire Agreement ..............................................     37

        10.7 Lender's Expenses and Attorney's Fees .......................................     37

        10.8 Taxes and Fees ..............................................................     38

        10.9 Successors and Assigns; Participations; Disclosure ..........................     38

        10.10 Applicable Law .............................................................     38

        10.11 Notices ....................................................................     39

        10.12 Further Action .............................................................     39

        10.13 Severability ...............................................................     39

        10.14 Reliance on and Survival of Various Provisions .............................     39

        10.15 Effective Upon Execution ...................................................     39

        10.16 Confidentiality ............................................................     40

        10.17 Time of the Essence ........................................................     40

        10.18 Waiver of Jury Trial .......................................................     40

Appendix A ...............................................................................    A-1

        General Definitions ..............................................................    A-1
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